SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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TMSF HOLDINGS, INC.

_______________________________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)

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727 West Seventh Street, Suite 850
Los Angeles, California 90017

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

July 15, 2005
10:00 a.m. (Pacific Time)

     You are cordially invited to attend the Annual Meeting of Stockholders of TMSF Holdings, Inc., a Delaware corporation (the “Company”), to be held at its corporate headquarters located at 727 West Seventh Street, California 90017, on July 15, 2005, at 10:00 a.m. (Pacific Time).

     The Annual Meeting of Stockholders is being held for the following purposes:

  To elect the Board of Directors of the Company to serve for a one-year term;
  To ratify the appointment of Singer Lewak Greenbaum & Goldstein, LLP as the independent accountants of the Company for the year ending December 31, 2005;
  To approve an amendment to the Company’s Certificate of Incorporation to decrease the number of authorized common stock from 100,000,000 to 30,000,000 shares, and to decrease the number of authorized preferred stock from 50,000,000 to 100,000 shares; and
  To transact other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on May 27, 2005 as the record date for determining those stockholders who will be entitled to vote at the meeting.

     Your proxy is enclosed. You are cordially invited to attend the meeting, but if you do not expect to attend, or if you plan to attend, but desire the proxy holders to vote your shares, please date and sign your proxy and return it in the enclosed postage paid envelope. The giving of this proxy will not affect your right to vote in person in the event you find it convenient to attend. Please return the proxy promptly to avoid the expense of additional proxy solicitation.

Dated: June ____, 2005

                                                                                                                    For the Board of Directors

                                                                                                                     _______________________________
                                                                                                                    Raymond Eshaghian
                                                                                                                    Chairman of the Board, Chief Executive
                                                                                                                    Officer, President and Secretary

	Pa	ge
	Nu	mber
PROPOSAL NO. 1
ELECTION OF DIRECTORS		2
EXECUTIVE COMPENSATION		6
REPORT OF THE COMPENSATION COMMITTEE	1	0
REPORT OF THE AUDIT COMMITTEE	1	3
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	1	4
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	1	5
COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934	1	7
PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS	1	7
STOCKHOLDER'S PROPOSAL	1	8
OTHER BUSINESS	1	8

EXHIBIT A	1	9

____________

PROXY STATEMENT

For Annual Meeting of Stockholders to be Held
July 15, 2005, at 10:00 a.m. (Pacific Time)

Voting

      This proxy statement is delivered to you by TMSF Holdings, Inc., a Delaware corporation (the“Company”), in connection with the Annual Meeting of Stockholders to be held on July 15, 2005 at 10:00 a.m. (Pacific Time) at its corporate headquarters located at 727 West Seventh Street, Los Angeles, California 90017 (the “Meeting”). The approximate mailing date for this proxy statement and the enclosed proxy is June ____, 2005. If a proxy in the accompanying form is duly executed and returned, the shares represented by the proxy will be voted as directed. If no direction is given, the shares represented by the proxy will be voted for the election of the three nominees for director named herein, to ratify the appointment of Singer Lewak Greenbaum & Goldstein, LLP (“SLGG LLP”) as the Company’s independent accountants for the year ending December 31, 2005, and to reduce the Company’s Authorized Capital Stock. Any proxy given may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing of such revocation, by duly executing and delivering another proxy bearing a later date, or by attending and voting in person at the Meeting.

Solicitations

     The cost of this solicitation of proxies will be borne by the Company. Solicitations will be made by mail. In addition, the officers and regularly engaged employees of the Company may, in a limited number of instances, solicit proxies personally or by telephone. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of common stock of the Company.

Annual Report

     The Company’s Annual Report to Stockholders for the year ended December 31, 2004, is concurrently being provided to each stockholder.

Quorum and Voting Rights

     Holders of common stock of record at the close of business on May 27, 2005 (the “Record Date”) will be entitled to vote at the Meeting. There were 15,000,000 shares of common stock, $0.001 par value per share, outstanding at that date. Each share of common stock is entitled to one vote and the presence, in person or by proxy of holders of a majority of the outstanding shares of common stock, is necessary to constitute a quorum for the Meeting. The affirmative vote of a plurality of all of the votes cast at a Meeting at which a quorum is present is necessary for the election of each of the nominees for director. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum. Broker non-votes occur when a broker holding a customer’s securities in street name has not received voting instructions from the customer on certain matters.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

     The Company’s directors are elected annually to serve until the next annual meeting of stockholders and thereafter until their successors are elected and qualify. The Company’s Certificate of Incorporation and Bylaws currently provide for a three member Board of Directors which may be modified by a resolution ratified by the Board’s members. The Company’s Bylaws give the Board of Directors the authority to establish, increase or decrease the number of directors. The size of the Company’s Board of Directors is currently set at three members. No proxy will be voted for more than three nominees for director.

     Unless otherwise directed by stockholders within the limits set forth in the Bylaws, the proxy holders will vote all shares represented by proxies held by them for the election of the maximum number of the following nominees, all of whom are now members of and constitute the Company’s Board of Directors. The Company is advised that all of the nominees have indicated their availability and willingness to serve if elected. In the event that any nominee becomes unavailable or unable to serve as a director of the Company prior to the voting, the proxy holders will refrain from voting for the unavailable nominee or will vote for a substitute nominee in the exercise of their best judgment.

Information Concerning Nominees

     The following table provides certain information with respect to the nominees to the Company’s Board of Directors.

Name	Age	Position
Raymond Eshaghian	36	Chairman of the Board, Chief Executive Officer, President and Secretary
H. Wayne Snavely(1)	63	Director
M. Aaron Yashouafar(1)	43	Director

_______________
(1)  Member of the Audit and Compensation Committee

     Raymond Eshaghian has served as the Company’s Chief Executive Officer, President and Chairman of the Board since October 2002. From July 1995 to October 2002, Mr. Eshaghian served as President of The Mortgage Store Financial, Inc., and from September 1992 to October 2002, he served as a member of its Board of Directors. Mr. Eshaghian also served as Vice President of The Mortgage Store Financial, Inc. from May 1994 to July 1995.

     H. Wayne Snavely has served as a member of the Company’s Board of Directors since October 2002. Mr. Snavely served as the Chairman of the Board and Chief Executive Officer of Imperial Credit Industries, Inc. from December 1991 to August 2001. Mr. Snavely also served as President of Imperial Credit Industries, Inc. from February 1996 to August 2001. Mr. Snavely served as a member of the Board of Directors of Imperial Bank from 1975 to 1983 and from 1993 to 1998. Mr. Snavely currently serves on the Board of Visitors of the Graduate School of Business Management at Pepperdine University.

     M. Aaron Yashouafar has served as a member of the Company’s Board of Directors since October 2002. Mr. Yashouafar is an owner of Milbank Real Estate Services, Inc., a commercial real estate investment and management company in Los Angeles, California, and he has served as its Chief Executive Officer since 2000. Prior to becoming its Chief Executive Officer, Mr. Yashouafar served as Executive Vice President of Milbank Real Estate Services from 1993 to 2000. Additionally, Mr. Yashouafar served as Vice President of Supreme Property Management Company from 1983 to 1993. M. Aaron Yashouafar graduated from California State University at Northridge in 1982 with a degree in Business Administration.

Executive Officers

     The following table sets forth certain information with respect to the executive officer of the Company who is not also a director. For information concerning Raymond Eshaghian, see “Election of Directors — Information Concerning Nominees.”

Name	Age	Position
Masoud Najand	51	Chief Financial Officer

     Masoud Najand has served as the Company's Chief Financial Officer since October 2002. Mr. Najand has served as the Controller of The Mortgage Store Financial, Inc. since January 2000, and from March 1997 to January 2000, he was a consultant of The Mortgage Store Financial, Inc.

     There are no family relationships between any of the directors or executive officers of the Company.

CORPORATE GOVERNANCE AND BOARD MATTERS

Compensation of Directors

      The Company does not pay its non-employee directors any annual compensation for their services or for attendance at Board or committee meetings. However, the Company paid H. Wayne Snavely consulting fees of $40,000, $40,000, and $35,000 in the years 2004, 2003, and 2002 respectively. Officers of the Company who are members of the Board of Directors are not paid any directors’ fees. Employee directors are eligible to receive, from time to time, grants of options to purchase shares of Common Stock and direct stock issuances under the 2003 Stock Option, Deferred Stock and Restricted Stock Plan as determined by the Board of Directors. The Company granted stock options H. Wayne Snavely in June 2003. See “Securities Authorized for Issuance Under Equity Compensation Plans,” below.

Committees and Attendance at Board Annual Meetings

      Four meetings of the Board of Directors were held in 2004. Each director attended all meetings. The Company does not have a policy requiring directors to attend the Annual Meeting of Stockholders. All of the directors attended the Annual Meeting of Stockholders in 2004.

      The Company is not required to maintain audit, compensation or nominating committees under the applicable rules of the Over-the-Counter Bulletin Board. However, the Company currently has an audit and compensation committee.

Audit Committee

      The Audit Committee, established by the Board of Directors on November 1, 2002, reviews the scope of auditing activities performed by the Company’s independent accountants. The purpose of the Audit Committee is to recommend engagement of the Company's independent auditors, to approve the services performed by such auditors, to consult with such auditors and review with them the results of their examination, to review and approve any material accounting policy changes affecting the Company’s operating results and to review the Company's control procedures and personnel. The Audit Committee does not presently have a written charter. The Audit Committee is currently comprised of H. Wayne Snavely and M. Aaron Yashouafar. As an issuer whose common stock is quoted on the OTC Bulletin Board, the Company is not required to satisfy the listing standards of the New York Stock Exchange, the American Stock Exchange or Nasdaq, including the requirements regarding independence of audit committee members. The Audit Committee met two times during 2004.

      The Company's board of directors has determined that at least one person serving on the Audit Committee is an "audit committee financial expert" as defined under Item 401(e) of Regulation S-B. H. Wayne Snavely is an "audit committee financial expert" and is independent as defined under Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act.

Compensation Committee

      The Compensation Committee was established by the Board of Directors on November 1, 2002. The purpose of the Compensation Committee is to review and approve the compensation benefits and severance arrangements for the Company’s officers and other employees, administer the Company's stock option and stock purchase plans and make recommendations to the Board of Directors regarding such matters. The Compensation Committee is currently comprised of H. Wayne Snavely and M. Aaron Yashouafar. The Compensation Committee met one time during 2003. The executive compensation for 2004 was discussed with and approved by the Compensation Committee. See "Certain Relationships and Related Transactions."

Director Nominations

     The Board of Directors is responsible for identifying candidates for membership on the Board and makes determinations as to whether to recommend such candidates nomination to the Board based on their character, judgment, and business experience, as well as their ability to add to the Board's existing strengths. This assessment typically includes issues of expertise in industries important to the Company and an assessment of an individual's abilities to work constructively with the existing Board and management, all in the context of an assessment of the perceived needs of the Board at that point in time. The Board does not have any written specific minimum qualifications or skills that a candidate must meet in order to serve on the Board. The Board also evaluates the ability of a candidate to fulfill director responsibilities, leadership skill, integrity, business judgment, ability to develop business for the Company and the ability to work as a member of a team.

     The Company’s Board of Directors as a whole will consider nominees to the Board proposed by stockholders, although the Board has no formal policy with regard to stockholder nominees as it considers all nominees on their merits as discussed above. Any shareholder nominations proposed for consideration by the Board should be timely submitted and contained all required information as set forth below.

     For a stockholder's notice of nomination to be timely, it shall be delivered or mailed and received at the principal executive offices of the Company (i) with respect to an election to be held at the annual meeting of the stockholders of the Company, not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company, and (ii) with respect to an election to be held at a special meeting of stockholders of the Company for the election of directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed to stockholders of the Company or public disclosure of the date of the special meeting was made, whichever first occurs.

     Such stockholder's notice to the Secretary must set forth all information relating to the person whom the stockholder proposes to nominate for election as a director that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serve as a director if elected). In addition, giving the notice (i) the name and address of the stockholder making the nomination and (ii) the class and number of shares of voting stock of the Company that are beneficially owned by the stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

Code of Ethics

      The Company has adopted a code of business conduct and ethics within the meaning of Item 406 of Regulation S-K. This code of ethics applies to our directors, executive officers and employees, including our Chief Executive Officer, Chief Financial Officer and Controller. This code of ethics is publicly available in the corporate governance section of the investor relations page of our website located at www.tmsfholdings.com and in print upon request, free of charge, to the Secretary at TMSF Holdings, Inc., 727 W 7th St. Suite 850, Los Angeles, California 90017. If we make amendments to the code of ethics or grant any waiver that the SEC requires us to disclose, we will disclose the nature of such amendment or waiver on our website.

Stockholder Communication with the Board of Directors

      Stockholders who wish to contact any of our directors either individually or as a group may do so by writing to them c/o Vahe Avanessian, Assistant Secretary, TMSF Holdings, Inc., 727 Seventh Street, Suite 850, Los Angeles, CA 90017. Each writing stockholder should specify whether the communication is directed to the entire Board of Directors or to a particular director. Company personnel may review the communications and screen improper and irrelevant communications such as solicitations.

EXECUTIVE COMPENSATION

      The following table sets forth information concerning the annual and long-term compensation earned by the Company's Chief Executive Officer and each of the other named executive officers whose annual salary and bonus during 2002, 2003 and 2004 exceeded $100,000 (the "Named Executive Officers").

      Summary Compensation Table

	Annual Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	Other Compensation($)	All Other Compensation

Raymond Eshaghian (1)	2004	450,000	250,000	61,908(3)	12,797(4)
Chairman of the Board,	2003	250,000	125,000	33,826(3)	13,610(4)
Executive Officer,	2002	250,000	125,000	--	13,060(4)
President and Secretary					11,820(4)

Masoud Najand (2)	2004	128,000	50,000	--	--
Chief Financial Officer	2003	104,000	40,000	--	--
	2001	96,000	30,500	--	--

_______________

(1)

Mr. Eshaghian has served as the Chairman of the Board, Chief Executive Officer, President and Secretary of the Company since October 2002 when The Mortgage Store Financial, Inc. (“The Mortgage Store”) became a wholly-owned subsidiary of the Company and the Company changed its name from Little Creek, Inc. to TMSF Holdings, Inc. (the “Reorganization”). Prior to the completion of the Reorganization, Mr. Eshaghian served as President of The Mortgage Store. See “Certain Relationships and Related Transactions — The Mortgage Store.” Mr. Eshaghian’s compensation is reported in the table with respect to his positions at both the Company and The Mortgage Store for the years ended December 31, 2004, 2003 and 2002.

(2)

Mr. Najand has served as the Chief Financial Officer of the Company since October 2002 when the Reorganization was completed. Prior to the completion of the Reorganization, Mr. Najand served as Controller of The Mortgage Store since January 2001. Mr. Najand’s compensation is reported in the table with respect to his positions at both the Company and The Mortgage Store for the years ended December 31, 2003, 2002 and 2001.

(3)	Represents car allowance.

(4)	Represents life insurance

Stock Option Plan

     On January 30, 2003, the Company’s Board of Directors adopted the 2003 Stock Option, Deferred Stock and Restricted Stock Plan (the “Plan”), which provides for the grant of qualified incentive stock options (“ISOs”) that meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), stock options not so qualified (“NQSOs”), deferred stock and restricted stock awards (“Awards”).

     The Plan authorizes the grant of options to purchase, and Awards of, an aggregate of up to 2,000,000 shares of the Company’s common stock. The number of shares reserved for issuance under the Plan is subject to anti-dilution provisions for stock splits, stock dividends and similar events. If an option granted under the Plan expires or terminates, or an Award is forfeited, the shares subject to any unexercised portion of such option or Award will again become available for the issuance of further options or Awards under the Plan.

     Under the Plan, the Company may make loans available to stock option holders, other than executive officers and directors of the Company, subject to the Committee’s approval, in connection with the exercise of stock options granted under the Plan. If shares of the Company’s common stock are pledged as collateral for such indebtedness, such shares may be returned to the Company in satisfaction of such indebtedness. If so returned, such shares shall again be available for issuance in connection with future stock options and Awards under the Plan.

     No options or Awards may be granted under the Plan after January 30, 2013, provided that the Company’s Board of Directors does not otherwise amend or terminate the Plan prior to such date.

     Options granted under the Plan will become exercisable according to the terms of the grant made by the Board of Directors or the Committee. Awards will be subject to the terms and restrictions of the award made by the Board of Directors or the Committee. The Board of Directors and the Committee have discretionary authority to select participants from among eligible persons and to determine at the time an option or Award is granted, and in the case of options, whether it is intended to be an ISO or a NQSO, and when and in what increments shares covered by the option may be purchased. Under current law, ISOs may not be granted to any individual who is not also an officer or employee of the Company or any subsidiary.

     The exercise price of any option granted under the Plan is payable in full (i) in cash, (ii) by surrender of shares of the Company’s common stock already owned by the option holder having a market value equal to the aggregate exercise price of all shares to be purchased, (iii) by cancellation of indebtedness owed by the Company to the option holder, (iv) by a full recourse promissory note executed by the option holder, (v) by arrangement with a broker or (vi) by any combination of the foregoing. The terms of any promissory note may be changed from time to time by the Board of Directors to comply with applicable Internal Revenue Service or Securities and Exchange Commission regulations or other relevant pronouncements.

     The Board of Directors may from time to time revise or amend the Plan and may suspend or discontinue it at any time. However, no such revision or amendment may impair the rights of any participant under any outstanding stock option or Awards without such participant’s consent or may, without stockholder approval, increase the number of shares subject to the Plan or decrease the exercise price of a stock option to less than 100% of fair market value on the date of grant (with the exception of adjustments resulting from changes in capitalization), materially modify the class of participants eligible to receive options or Awards under the Plan, materially increase the benefits accruing to participants under the Plan or extend the maximum option term under the Plan.

     In the event of a change of control, all outstanding stock options and Awards will fully vest and any indebtedness incurred in connection with the Plan will be forgiven. A “change of control” occurs when (i) any person becomes the beneficial owner, directly or indirectly, of 50 percent or more of the combined voting power of the Company’s securities, (ii) during any consecutive two-year period, individuals who at the beginning of such period constitute the Board of Directors, and any new director, with certain exceptions, who was approved by at least two-thirds of the directors still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors, (iii) in some circumstances, the stockholders approve a merger or consolidation, or (iv) the stockholders approve the complete liquidation, sale or disposition of all or substantially all of the Company’s assets.

Options Granted in 2004 Under Equity Compensation Plans

Aggregated Option/SAR Exercises in Last Fiscal Year
and FY-End Option/SAR Values

(a)	(b)	(c)	(d)	(e)
Number of
			Securities	Value of
			Underlying	Unexercised
			Unexercised	In-the-Money
			Options/SARs at	Options/SARs at
			FY-End (%)	FY-End ($)
	Shares Acquired		Exercisable/	Exercisable/
Name	on Exercise ($)	Value Realized ($)	Unexercisable	Unexercisable

Raymond Eshaghian	0	0	500,000	750,000

     On June 25, 2004, under the Company’s employee stock option plan and with approval of the Board of Directors, Raymond Eshaghian, the President and CEO of the Company was granted 500,000 Incentive Stock Options (“ISO”) to purchase company’s stock at an exercise price of $0.95. These options vest immediately.

     On August 23, 2004 under the Company’s employee stock option plan and in consideration for services rendered in the past and as future incentive M. Aaron Yashouafar was granted 210,000 options to purchase the Company’s stock at an exercise price of $0.95. These options vest immediately.

     On August 23, 2004 in consideration for services rendered, the Company granted Mr. Joseph H. Nourmand options to purchase 52,000 shares of common stock at an exercise price of $0.85 per share. These options vested immediately. The company has recognized the fair market value of these options as consulting expense. In addition, options to purchase 30,000 shares of common stock, which was granted to CCG Investor Relations on May 4, 2004, and which were scheduled to be issued by September 30, 2004 were recognized as consulting expense at their fair market value.

Aggregated Option Exercises in 2004 and 2004 Year-End Option Values

      As of December 31, 2004, Named Executive Officers did not exercise any stock options during the year ending December 31, 2004.

Securities Authorized for Issuance Under Equity Compensation Plans

      The following table provides information as of December 31, 2004 regarding compensation plans (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	792,000	$0.95	1,208,000(1)

Equity compensation plans not approved by security holders	750,000(2)	$1.00	--

Total	750,000		1,208,000

_______________

(1)	Represents stock options authorized for issuance under the Company’s 2003 Stock Option, Deferred Stock and Restricted Stock Plan still available.

(2)	Represents 750,000 options granted to H. Wayne Snavely, a member of the board of directors, on June 10, 2003. The options vest in 24 equal monthly installments commencing six months from the grant date, and shall remain exercisable until the firth anniversary of the option grant date.

REPORT OF THE COMPENSATION COMMITTEE

Compensation Policies and Philosophy

      The compensation committee administers the policies governing our executive compensation program. All issues pertaining to executive compensation are reviewed by the compensation committee and recommendations are made to the Board of Directors for their approval. Compensation agreements established for executive officers base incentives on the company achieving long and short term goals that in the opinion of the committee create greater shareholder value.

      It is important that compensation be competitive in the marketplace and provide incentives for management to deliver superior results for our shareholders.

Compensation in 2004

      Each executive officer’s compensation is comprised of two principal components: base salary, incentive compensation.

     Consistent with company policy and in accordance with their employment agreements incentive bonuses were paid to Mssrs Eshaghian and Najand.

      Highlights of the company’s performance in 2004 were:

  Estimated taxable income per diluted common share increased 303.9%
  Total assets increased 178.71% to $139.1million as of December 31, 2004
  Shareholders Equity increased 153.8% to $14.3 million.

Compensation of Our Chief Executive Officer In 2004

     Mr. Eshaghian, as Chairman, Chief Executive Officer and Secretary, significantly and directly influenced the company’s performance in 2004. The compensation committee has reviewed all components of Mr. Eshaghian’s compensation, including base salary, bonus, and benefits. Mr. Eshaghian’s incentive compensation during 2004 was directly tied to our financial performance in accordance with the terms of his employment agreement. In 2004, Mr. Eshaghian received a base salary of $450,000. Mr. Eshaghian was awarded other annual compensation in the aggregate amount of $61,908. The committee believes that Mr. Eshaghian’s compensation is consistent with the terms of his employment agreement and was well deserved based upon the performance of the company in 2004.

Policy of Deductibility of Compensation

     Section 162(m) was added to the Internal Revenue Code as part of the Omnibus Budget Reconciliation Act of 1993. Section 162(m) limits the deduction for compensation paid to the Chief Executive Officer and the other Named Executive Officers to the extent that compensation of a particular executive exceeds $1.0 million, unless such compensation was based upon performance goals determined by a compensation committee consisting solely of two or more outside directors, the material terms of which are approved by a majority vote of the stockholders prior to the payment of such remuneration. The incentive compensation under the current employment agreements with each of Messrs. Eshaghian, and Najand are structured with the intent to meet the compensation deduction under Section 162(m).

     The compensation committee intends to review our compensation programs to determine the deductibility of the future compensation paid or awarded pursuant thereto and will seek guidance with respect to changes to our existing compensation program that will enable the Company to continue to attract and retain key individuals while optimizing the deductibility to the Company of amounts paid as compensation. However, this policy does not rule out the possibility that compensation may be approved that may not qualify for the compensation deduction if, in light if all applicable circumstances, it would be in the best interests of the company for such compensation to be paid.

Conclusion

     The compensation committee believes that the Company’s overall executive compensation program will be successful in providing competitive compensation appropriate to attract and retain highly qualified executives and also to encourage superior performance from the executive group, which will create added stockholder value. The committee will continue to evaluate and administer the Company’s executive compensation program in a manner that we believe will compensate management for performance and in the best interest of our stockholders.

                                                      COMPENSATION COMMITTEE:

                                                H. Wayne Snavely (Director)

                                                     M. Aaron Yashouafar (Director)

Compensation Committee Interlocks and Insider Participation

     During 2004, our compensation committee consisted of Messrs. Snavely and Yashouafar. No member of the compensation committee was, during the fiscal year, an officer or employee of the Company, nor was any member of the compensation committee formerly an officer of the Company.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a performance graph comparing the cumulative total stockholder return on our common stock, and the S&P 500 Stock Index January, 2003 and ending on December 31, 2004. The graph assumes $100 invested on January 1, 2003 in our common stock, and the S&P 500 Stock Index. The stock price performance shown on the graph is not necessarily indicative of future price performance.

2000
1500
1000
500
0
DOLLARS
1/1/2003
12/31/2003
12/31/2004
TMSF Holdings
S&P 500

	12/31/2003	12/31/2004

TMSF Holdings, Inc.	346.67	1,633.42

S & P Composite	126.31	137.67

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Company’s Board of Directors (the “Audit Committee”) is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls.

     Company management is responsible for the Company’s internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The responsibility of the Audit Committee is to monitor and oversee these processes. These services may include audit services, audit-related services, tax services and other services.

     In connection with these responsibilities, the Audit Committee communicated with Company management and the independent auditors to review and discuss the December 31, 2005 financial statements. The Audit Committee also discussed with the independent auditors the matters required by Statement on Auditing Standards No.61 (Communication with Audit Committees) as may be modified or supplemented. The Audit Committee also received written disclosures from the independent auditors required by Independence Standards Board Standard No.1 (Independence Discussions with Audit Committees) which requires the written disclosure of all relationships between the Company and its independent auditors that, in the independent auditor’s professional judgment, may reasonably be thought to bear on independence and confirmation that, in its professional judgment, it is independent of the company that it is auditing.

     The Audit Committee pre-approves all auditing services and permitted non-audit services, including the fees and terms thereof, to be performed by our independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(I)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members of the audit committee when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full audit committee at its next scheduled meeting. In pre-approving the services in 2004 under audit related fees, tax fees or all other fees, the Audit Committee did not rely on the de minimis exception to the SEC pre-approval requirements.

     During the fiscal year ended December 31, 2004, 2003, and 2002 the Company retained Singer Lewak Greenbaum & Goldstein, LLP as independent auditors and paid the following fees for services rendered:

	For the Year Ended December 31,
	2004	2003	2002
Audit fees	$115,400	$110,000	$76,198
Audit-related fees (1)	8,300	7,000	--
Tax fees (2)	14,000	8,000	--
All other fees	--	--	--

Total audit and non-audit fees	$137,700	$125,000	$76,198

(1)     Includes fees for services reasonably related to the performance of the audit or review of the Company’s financial statements and not reported under audit fees, including the services provided in connection with a registration statement filed on Form SB-2.

(2)     Preparation of tax return.

     The Audit Committee reviewed the non-audit fees described above and concluded that the amount and nature of those fees is compatible with maintaining independent auditor’s independence.

     Based on the Audit Committee’s discussions with Company management, review of the independent auditor’s letter and discussions with the independent auditors, the Audit Committee recommended to the Company’s Board of Directors the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

                 Respectfully submitted,

              H. Wayne Snavely
              M. Aaron Yashouafar

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company’s common stock as of May 27, 2005 by (i) each person known to the Company to beneficially own more than five percent of the Company’s common stock, (ii) each director and nominated director of the Company, (iii) each Named Executive Officers, and (iv) all directors and executive officers as a group.

      The percentage ownership is calculated using 15,298,198 diluted weighted average shares of the Company’s common stock that were outstanding as of May 27, 2005. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the securities, or the right to acquire voting or investment power within 60 days through the exercise of an option, warrant or right, through the conversion of a security, or through the power to revoke a trust. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s name. The address of each of such persons listed below is c/o: TMSF Holdings, Inc., 727 Seventh Street, Suite 850, Los Angeles, CA 90017.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned

Raymond Eshaghian	9,730,850(1)	63.6
M. Aaron Yashouafar	2,185,750(1)	14.3
H. Wayne Snavely	531,250(2)	3.4
Masoud Najand	--	--
Solyman Yashouafar	1,790,000	11.7

All directors and officers as a group (4 persons)	12,447,850	81.3

(1) Represents shares of common stock underlying options that are exercisable currently or within 60 day of May 27, 2005.

(2) Includes 531,250 shares of common stock underlying options that are exercisable currently or within 60 day of May 27, 2005.

      As of May 27, 2005, Raymond Eshaghian beneficially owned approximately 63.6% of the voting power of the Company’s common stock. By virtue of this stock ownership, Raymond Eshaghian may be deemed to be a “control person” of the Company within the meaning of the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Mortgage Store

     The Mortgage Store Financial, Inc. (“The Mortgage Store”) is a wholly-owned subsidiary of the Company, which is a holding company. The Company and The Mortgage Store have interlocking executive positions and share common ownership. Raymond Eshaghian, the Company’s Chairman of the Board, Chief Executive Officer, President and Secretary, and The Mortgage Store’s President, is an owner of 63.3% of the outstanding shares of the common stock of the Company.

     In addition, as owner of a majority of the outstanding shares of voting stock of the Company, Mr. Eshaghian has the right to elect the majority of the members of the Company’s Board of Directors and has the ability to significantly control the outcome of matters for which the consent of the holders of the majority of the outstanding shares of the common stock of the Company is required.

Related Party Transactions

      During the years ended December 31, 2004, 2003 and 2002, the Company paid $403,600 , $0, $66,250 and $ 397,500, $ 0, $30,000, respectively, for consulting expenses to companies owned by shareholders and relative of a shareholder. Furthermore, during the years ended December 31, 2004, 2003 and 2002, the Company paid consulting expenses of $40,000, $40,000 and $35,000, respectively, to a director.

Lease Agreement

      In October 2002, the Company began leasing its corporate offices from Milbank Real Estate Services, Inc., a commercial real estate investment and management company that is owned in part by Massoud Yashouafar, who is a member of the Company’s Board of Director and 10% stockholder. The Company paid approximately $310,775 to Milbank Real Estate Services for the lease of its corporate offices during the year ending December 31, 2004. The lease, which expires in 2005, provides for future lease payments of approximately $483,450 during the term of the lease.

Private Placement

     On November 29, 2002, an aggregate of 5,000,000 shares of the Company’s common stock, par value $0.001, was sold and issued at a price of $0.60 per share in a private offering to four accredited investors pursuant to Regulation D of the Securities Act in exchange for $2,000,000 principal amount of notes that was previously issued by The Mortgage Store to affiliates of the investors and a cash payment of $1,000,000.

     M.  Aaron Yashouafar, a member of the Company’s Board of Directors, participated in this private offering and, as a result, he beneficially owns 2,000,000 shares of the Company’s common stock.

Registration of Shares

     The Company has agreed to register 14,500,000 shares of its outstanding common stock, which includes 9,500,000 shares issued to Raymond Eshaghian, as well as the 5,000,000 shares issued pursuant to the private placement in November 2002, of which 2,000,000 are beneficially owned by M. Aaron Yashouafar.

COMPLIANCE WITH SECTION 16(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of the common stock of the Company. Such persons are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year which ended December 31, 2003, all Section 16(a) filing requirements applicable to the Company’s executive officers, directors and greater than ten percent stockholders were satisfied by such persons, except that M. Aaron Yashouafar, and Solyman Yashouafar and H. Wayne Snavely, each filed one report late with respect to one transaction.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     For the 2004 fiscal year, Singer Lewak Greenbaum & Goldstein, LLP (“SLGG LLP”) provided audit services that included examination of the Company’s annual consolidated financial statements. Upon the review and internal discussions of the Company’s Board of Directors, the Company’s Board of Directors has selected SLGG LLP to provide audit services to the Company and its subsidiaries for the fiscal year ending December 31, 2005. The stockholders are being requested to ratify such selection at the Annual Meeting of Stockholders. A representative of SLGG LLP will attend the Annual Meeting to make any statements he or she may desire and to respond to appropriate stockholder questions.

PROPOSAL NO. 3

APPROVAL OF DECREASE IN NUMBER OF AUTHORIZED CAPITAL STOCK

     The Company’s currently authorize the issuance of up to 100,000,000 Common Stock. Upon the review and internal discussions of the Company’s Board of Directors, the Company’s Board of Directors adopted a resolution, on April 16, 2005, recommending that the Company’s Certificate of Incorporation be amended to decrease the number of authorized common stock from 100,000,000 to 30,000,000 shares, and to decrease the number of authorized preferred stock from 50,000,000 to 100,000 shares.. There were 15,298,198 diluted weighted average shares of the Company’s common stock that were outstanding as of May 27, 2005 and no shares of preferred stock outstanding as of that date. If the stockholders approve this proposal, the first paragraph of Article FOURTH of the Company’s Certificate of Incorporation will be amended to read in its entirety as follows:

           FOURTH. The aggregate number of shares that the Corporation shall be authorized to issue is:

           A. 30,000,000 shares of non-assessable common stock having a par value of one mil. ($0.001), each issued shares carrying one vote on all matters submitted for shareholder approval; and

            B. 100,000 shares of preferred stock having a par value of one mil ($0.001), each issued share of record carrying one vote on all matters submitted for shareholder approval.

     The Board of Directors of the Corporation may by resolution authorize the issuance of shares of Preferred stock from time to time in one or more series. The Corporation may reissue shares of Preferred stock that are redeemed, purchased, or otherwise acquired by the Corporation unless otherwise provided by law. The board of directors is authorized to fix or alter the designations, powers and preferences, and relative, participating, optional or other rights, if any, and qualifications, limitations or restrictions thereof, including, without limitation, dividend rights (and whether dividends are cumulative), conversion rights, if any, voting rights (including the number of votes, if any, per share, as well as the number of members, if any, of the Board of Directors or the percentage of members, if any, of the Board of Directors each class or series of Preferred stock may be entitled to elect), rights and terms of redemption (including sinking fund provisions, if any), redemption price and liquidation preferences of any wholly unissued series of Preferred stock, and the number of shares constituting any such series and the designation thereof, and to increase or decrease the number of shares of any such series subsequent to issuance of shares of such series, but not below the number of shares of such series then outstanding.

     This amendment is intended to reduce the tax burden of the Company with the State of Delaware. It will also reduce some licensing fees paid to various states for maintaining our mortgage banking and brokering activities. This amendment is not anticipated to affect the general rights of the existing shareholders.

STOCKHOLDERS’ PROPOSALS

     Under the Company’s bylaws, nominations for a director may be made only by or at the direction of the Board of Directors or by a stockholder entitled to vote for the election of directors who complies with the notice procedures set forth in the Company’s bylaws (i) not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, or (ii) with respect to an election to be held at a special meeting for the election of directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed to stockholders as provided in the Company’s bylaws or public disclosure of the date of the special meeting was made, whichever first occurs.

     The Company’s bylaws also provide only such business shall be conducted as shall have been properly brought before the annual meeting of stockholders. To be properly brought before the annual meeting of stockholders, business must be specified in the notice of meeting or as otherwise brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a stockholder entitled to vote at such meeting and who complies with the notice procedures set forth in the Company’s bylaws not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. Stockholders who wish to submit a proposal for consideration at the Company’s 2006 annual meeting of stockholders, but who do not wish to submit a proposal for inclusion in the Company’s proxy statement, must deliver a copy of their proposal no later than March 24, 2006.

     These requirements are separate and apart from and in addition to the requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s Proxy Statement under Rule 14a-8 of the Exchange Act. Stockholders are hereby notified that if they wish a proposal to be included in the Company’s Proxy Statement and form of proxy relating to the 2006 annual meeting of stockholders, they must deliver a written copy of their proposal no later than March 15, 2006. Such proposals must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under the Exchange Act, in order to be included in the Company’s proxy materials.

     In either case, proposals should be delivered to 727 West Seventh Street Suite 850 Los Angeles CA 90017, Attention: Assistant Secretary. To avoid controversy and establish timely receipt by the Company, it is suggested that stockholders send their proposals by certified mail return receipt requested.

OTHER BUSINESS

     The Board of Directors does not know of any other matter to be acted upon at the meeting. However, if any other matter shall properly come before the meeting, the proxy holders named in the proxy accompanying this Proxy Statement will have authority to vote all proxies in accordance with their discretion.

                               BY ORDER OF THE BOARD OF DIRECTORS

                  Vahe Avanessian, Assistant Secretary

Dated: June ____, 2005
Los Angeles, California

Exhibit A

TMSF HOLDINGS, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 15, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of TMSF Holdings, Inc. a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated June ____, 2005, and hereby appoints Raymond Eshaghian and Masoud Najand and each of them, with full power of substitution, as attorneys-in-fact and proxies for, and in the name and place of, the undersigned, and hereby authorizes each of them to represent and to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of TMSF Holdings, Inc. to be held at its corporate headquarters located at 727 West Seventh Street, Los Angeles, California 90017, on Friday, July 15, 2005, at 10:00 a.m., Pacific Time, and at any adjournments thereof, upon the matters as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

The Board of Directors unanimously recommends that you vote FOR the nominees listed in Proposal 1 and FOR Proposal 2.

1. Election of Nominees

     |   |FOR all the nominees listed below (except as marked to the contrary below)

     |   |WITHHOLD AUTHORITY to vote for the nominees as indicated below (please circle)
                     Nominees: Raymond Eshaghian, H. Wayne Snavely, M. Aaron Yashouafar

2. Ratify the appointment of Singer Lewak Greenbaum & Goldstein, LLP as independent accountants for the year ending December 31, 2004.

     |   | FOR                 |   | AGAINST                 |   | ABSTAIN

3. Each of the persons named as proxies herein are authorized, in such person’s discretion, to vote upon such other matters as may properly come before the Annual Meeting, or any adjournments thereof.

PLEASE VOTE, SIGN EXACTLY AS NAME APPEARS HEREON, DATE AND RETURN THIS
PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING      |   |

MARK HERE FOR CHANGE OF ADDRESS AND NOTE AT LEFT      |_|

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, FOR APPROVAL OF PROPOSAL 2 AS DESCRIBED IN THE PROXY, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

Dated: _______________, 2005

Signature: ______________________________

Signature, if held jointly: ________________________________

Please date this Proxy and sign it exactly as your name(s) appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, guardian or other fiduciary, please indicate your capacity. If you sign for a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If you sign for a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.